Exhibit (iii)
Fidelity Bond Premium Allocation
		Sum of
	Gross Assets	Stand-Alone Series	Amount of
	at 7/31/07	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands	Percentage	Premium
	000,000 omitted)	000,000 omitted)	000 omitted)	Allocation	Allocation
Asian Small Companies Portfolio	738.8		900	0.73%	$1,597.90
Boston Income Portfolio	2,012.4		1700	1.99%	$4,355.91
Capital Growth Portfolio	115.3		525	0.11%	$240.78
Cash Management Portfolio	1,666.7		1500	1.65%	$3,611.69
Dividend Income Portfolio	247.9		600	0.24%	$525.34
Eaton Vance California Municipal Income Trust	171.1		600	0.17%	$372.11
Eaton Vance Enhanced Equity Income Fund	811.0		1000	0.80%	$1,751.12
Eaton Vance Enhanced Equity Income Fund II	936.5		1000	0.93%	$2,035.68
Eaton Vance Florida Municipal Income Trust	100.4		525	0.10%	$218.89
Eaton Vance Insured California Municipal Bond Fund	519.7		900	0.51%	$1,116.34
Eaton Vance Insured California Municipal Bond Fund II	91.8		450	0.09%	$197.00
Eaton Vance Insured Florida Municipal Bond Fund	60.8		400	0.06%	$131.33
Eaton Vance Insured Massachusetts Municipal Bond Fund	42.1		350	0.04%	$87.56
Eaton Vance Insured Michigan Municipal Bond Fund	36.4		350	0.04%	$87.56
Eaton Vance Insured Municipal Bond Fund	1,574.6		1500	1.56%	$3,414.68
Eaton Vance Insured Municipal Bond Fund II	241.9		600	0.24%	$525.34
Eaton Vance Insured New Jersey Municipal Bond Fund	62.6		400	0.06%	$131.33
Eaton Vance Insured New York Municipal Bond Fund	376.5		750	0.37%	$809.89
Eaton Vance Insured New York Municipal Bond Fund II	61.6		400	0.06%	$131.33
Eaton Vance Insured Ohio Municipal Bond Fund	59.6		400	0.06%	$131.33
Eaton Vance Insured Pennsylvania Municipal Bond Fund	70.9		400	0.07%	$153.22
Eaton Vance Limited Duration Income Fund	2,758.5		1900	2.73%	$5,975.70
Eaton Vance Massachusetts Municipal Income Trust	63.1		400	0.06%	$131.33
Eaton Vance Michigan Municipal Income Trust	48.8		350	0.05%	$109.45
Eaton Vance Municipal Income Trust	392.3		750	0.39%	$853.67
Eaton Vance New Jersey Municipal Income Trust	109.8		525	0.11%	$240.78
Eaton Vance New York Municipal Income Trust	129.3		525	0.13%	$284.56
Eaton Vance Ohio Municipal Income Trust	66.1		400	0.07%	$153.22
Eaton Vance Pennsylvania Municipal Income Trust	63.5		400	0.06%	$131.33
Eaton Vance Risk-Managed Diversified Equity Income Fund	1,240.0		1250	1.23%	$2,692.35
Eaton Vance Short Duration Diversified Income Fund	346.1		750	0.34%	$744.23
Eaton Vance Senior Floating-Rate Trust	986.2		1000	0.97%	$2,123.23
Eaton Vance Senior Income Trust	412.1		750	0.41%	$897.45
Eaton Vance Tax-Advantaged Dividend Income Fund	2,904.7		1900	2.87%	$6,282.14
Eaton Vance Floating-Rate Income Trust	1,100.3		1250	1.09%	$2,385.90
Eaton Vance Tax-Advantaged Global Dividend Income Fund	2,922.1		1900	2.89%	$6,325.92
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	632.6		900	0.63%	$1,379.01
Eaton Vance Tax-Managed Emerging Markets Fund	1,215.9		1250	1.20%	$2,626.68
Eaton Vance Tax-Managed Buy-Write Income Fund	478.9		750	0.47%	$1,028.78
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	1,194.7		1250	1.18%	$2,582.90
Eaton Vance Tax-Managed Diversified Equity Income Fund	2,891.4		1900	2.86%	$6,260.25
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	2,071.8		1700	2.05%	$4,487.25

Single Insured Spreadsheet	Fidelity Bond Allocations	Page 1 of 4

	Gross Assets	Stand-Alone Series	Amount of
	at 7/31/07	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands	Percentage	Premium
	000,000 omitted)	000,000 omitted)	000 omitted)	Allocation	Allocation
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	5,674.5		2500	5.61%	$12,279.73
Eaton Vance Credit Opportunities Fund	212.2		600	0.21%	$459.67
Emerging Markets Income Portfolio	51.1		400	0.05%	$109.45
Emerging Markets Portfolio	181.3		600	0.18%	$394.00
Floating Rate Portfolio	7,790.2		2500	7.70%	$16,854.53
Global Growth Portfolio	96.3		450	0.10%	$218.89
Government Obligations Portfolio	677.0		900	0.67%	$1,466.56
Greater China Growth Portfolio	384.0		750	0.38%	$831.78
Multi-Cap Growth Portfolio	173.9		600	0.17%	$372.11
High Income Portfolio	943.9		1000	0.93%	$2,035.68
International Equity Portfolio	22.4		250	0.02%	$43.78
International Income Portfolio	20.8		250	0.02%	$43.78
Investment Grade Income Portfolio	118.0		525	0.12%	$262.67
Investment Portfolio	35.3		350	0.03%	$65.67
Large-Cap Growth Portfolio	108.8		525	0.11%	$240.78
Large-Cap Portfolio	26.4		300	0.03%	$65.67
Large-Cap Value Portfolio	5,756.3		2500	5.69%	$12,454.84
Senior Debt Portfolio	2,428.1		1700	2.40%	$5,253.36
Small-Cap Growth Portfolio	34.4		300	0.03%	$65.67
SMID-Cap Portfolio	30.3		300	0.03%	$65.67
South Asia Portfolio	1,203.5		1250	1.19%	$2,604.79
Special Equities Portfolio	56.5		400	0.06%	$131.33
Global Macro Portfolio	652.5		900	0.64%	$1,400.90
Tax-Managed Growth Portfolio	20,160.2		2500	19.88%	$43,515.26
Tax-Managed International Equity Portfolio	332.9		750	0.33%	$722.34
Tax-Managed Mid-Cap Core Portfolio	105.5		525	0.10%	$218.89
Tax-Managed Multi-Cap Growth Portfolio	187.2		600	0.18%	$394.00
Tax-Managed Small-Cap Growth Portfolio	173.9		600	0.17%	$372.11
Tax-Managed Small-Cap Value Portfolio	57.1		400	0.06%	$131.33
Tax-Managed Value Portfolio	1,368.0		1250	1.35%	$2,955.02
Utilities Portfolio	1,572.5		1500	1.55%	$3,392.80
Worldwide Health Sciences Portfolio	1,820.0		1500	1.80%	$3,940.02

Alabama Municipals Fund	58.3			0.06%	$131.33
Arizona Municipals Fund	107.0			0.11%	$240.78
Arkansas Municipals Fund	66.7			0.07%	$153.22
California Municipals Fund	278.9			0.28%	$612.89
Colorado Municipals Fund	44.5			0.04%	$87.56
Connecticut Municipals Fund	136.7			0.14%	$306.45
Florida Municipals Fund	250.0			0.25%	$547.23
Georgia Municipals Fund	87.2			0.09%	$197.00
Kentucky Municipals Fund	61.7			0.06%	$131.33
Louisiana Municipals Fund	44.0			0.04%	$87.56
Maryland Municipals Fund	97.4			0.10%	$218.89
Massachusetts Municipals Fund	321.3			0.32%	$700.45

Single Insured Spreadsheet	Fidelity Bond Allocations	Page 2 of 4

	Gross Assets	Stand-Alone Series	Amount of
	at 7/31/07	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands	Percentage	Premium
	000,000 omitted)	000,000 omitted)	000 omitted)	Allocation	Allocation
Michigan Municipals Fund	67.8			0.07%	$153.22
Minnesota Municipals Fund	69.5			0.07%	$153.22
Mississippi Municipals Fund	17.1			0.02%	$43.78
Missouri Municipals Fund	105.0			0.10%	$218.89
National Municipals Fund	6,272.1			6.20%	$13,571.18
New Jersey Municipals Fund	334.7			0.33%	$722.34
New York Municipals Fund	445.1			0.44%	$963.12
North Carolina Municipals Fund	94.9			0.09%	$197.00
Ohio Municipals Fund	323.0			0.32%	$700.45
Oregon Municipals Fund	134.8			0.13%	$284.56
Pennsylvania Municipals Fund	295.2			0.29%	$634.78
Rhode Island Municipals Fund	64.5			0.06%	$131.33
South Carolina Municipals Fund	133.5			0.13%	$284.56
Tennessee Municipals Fund	58.5			0.06%	$131.33
Virginia Municipals Fund	132.8			0.13%	$284.56
West Virginia Municipals Fund	32.2			0.03%	$65.67
Eaton Vance Municipals Trust Series Totals		10,134.4	2500

California Limited Maturity Municipals Fund	37.4			0.04%	$87.56
Florida Limited Maturity Municipals Fund	42.5			0.04%	$87.56
Massachusetts Limited Maturity Municipals Fund	62.1			0.06%	$131.33
National Limited Maturity Municipals Fund	542.4			0.54%	$1,182.01
New Jersey Limited Maturity Municipals Fund	38.5			0.04%	$87.56
New York Limited Maturity Municipals Fund	96.4			0.10%	$218.89
Ohio Limited Maturity Municipals Fund	20.4			0.02%	$43.78
Pennsylvania Limited Maturity Municipals Fund	50.0			0.05%	$109.45
Eaton Vance Investment Trust Series Totals		889.7	1000

Florida Insured Municipals Fund	40.1			0.04%	$87.56
Hawaii Municipals Fund	21.4			0.02%	$43.78
High Yield Municipals Fund	1,291.4			1.28%	$2,801.79
Kansas Municipals Fund	32.7			0.03%	$65.67
Eaton Vance Municipals Trust II Series Totals		1,385.6	1250

Eaton Vance Equity Research Fund	5.2			0.01%	$21.89
Eaton Vance AMT-Free Municipal Bond Fund	835.7			0.83%	$1,816.79
Eaton Vance Structured Emerging Markets Fund	267.1			0.26%	$569.11
Eaton Vance Tax Free Reserves	48.0			0.05%	$109.45
Eaton Vance Tax-Managed Dividend Income Fund	1,927.7			1.91%	$4,180.80
Eaton Vance Mutual Funds Trust Series Totals		3,083.7	2100

Eaton Vance Institutional Short Term Income Fund	422.6			0.42%	$919.34
Eaton Vance Real Estate Fund	0.6			0.00%	$0.00
Eaton Vance Institutional Short Term Treasury Fund	115.2			0.11%	$240.78
Eaton Vance Small-Cap Value Fund	22.4			0.02%	$43.78
Eaton Vance Special Investment Trust Series Totals		560.8	900

Single Insured Spreadsheet	Fidelity Bond Allocations	Page 3 of 4

	Gross Assets	Stand-Alone Series	Amount of
	at 7/31/07	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands	Percentage	Premium
	000,000 omitted)	000,000 omitted)	000 omitted)	Allocation	Allocation
Eaton Vance VT Floating-Rate Income Fund	631.5			0.62%	$1,357.12
Eaton Vance VT Large-Cap Value Fund	0.6			0.00%	$0.00
Eaton Vance VT Worldwide Health Sciences Fund	23.1			0.02%	$43.78
Eaton Vance Variable Trust Series Totals		655.2	900

Eaton Vance Funds' Total	101,191.20		75,175.00	100.00%	$218,890.00

Wright Total Return Bond Fund	26.1			6.38%	$214.11
Wright Current Income Fund	39.1			9.56%	$320.83
The Wright Managed Income Trust Series Totals		65.2	400
Wright Major Blue Chip Equities Fund	57.3			14.01%	$470.18
Wright Selected Blue Chip Equities Fund	26.0			6.36%	$213.44
Wright International Blue Chip Equities Fund	260.6			63.69%	$2,137.44
The Wright Managed Equity Trust Series Totals		343.9	750

Wright Funds' Total	409.10		1,150.00	100.00%	$3,356.00

Cumulative Totals	101,600.30		76,325.00		$222,246.00

			Total Fund Allocations (60%)		$222,246.00
			Eaton Vance Corp. (40%)		$148,164.00
			Cumulative Premium Paid		$370,410.00

(1) Premiums are first allocated to the Eaton Vance and Wright Fund groups based on their respective bond coverage requirements. Thereafter, each Fund group's allocated premium is allocated to each Portfolio/Fund in the group based on their net assets.

Single Insured Spreadsheet	Fidelity Bond Allocations	Page 4 of 4